     As filed with the Securities and Exchange Commission on March 1, 1999
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SYNBIOTICS CORPORATION
                (Name of registrant as specified in its charter)

            CALIFORNIA                                     95-3737816
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)


        11011 VIA FRONTERA
      SAN DIEGO, CALIFORNIA                                  92127
(Address of principal executive offices)                  (Zip Code)


                             SYNBIOTICS CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SYNBIOTICS CORPORATION
                11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA  92127
                    (Name and address of agent for service)

                                 (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Hayden J. Trubitt, Esq.
                          Brobeck, Phleger & Harrison
                         550 West C Street, Suite 1300
                          San Diego, California  92101

                                --------------

This registration statement will become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected under the 1998 Stock Option Plan.

                                --------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
 Title of securities to be                                    Proposed maximum          Proposed maximum            Amount of
 registered                     Amount to be registered   offering price per share     aggregate offering       registration  fee
                                                                                              price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (under 1998
 Stock Option Plan) and
 associated Preferred Stock
 Purchase Rights                   152,565/(1)/               $0.0016/(2)/                    $244                    $0.07
-----------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement will also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of an exercise price of $0.0016 per share of Common Stock of Synbiotics Corporation.

================================================================================

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0300 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a)  Our Annual Report on Form 10-KSB for the year ended December 31, 1997;

(b) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1998;

(c) Our Current Reports on Form 8-K, filed with the SEC for events dated March 6 and September 25, 1998;

(d) The description of the our common stock on Form 8-A filed with the SEC on November 14, 1983 and declared effective on January 13, 1984; and

(e) The description of the our Preferred Stock Purchase Rights on Form 8-A filed with the SEC on October 7, 1998 relating to the rights to purchase our Series A Junior Participating Preferred Stock, including any amendments or reports filed to update such description.

All reports and other documents that we subsequently filed under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Synbiotics Corporation
     11011 Via Frontera
     San Diego, CA  92127
     Attn:  Corporate Secretary
     (619) 451-3771


ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) California Corporations Code Section 317 provides for the indemnification of officers and directors of the registrant against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

(b) Article VIII, Section 4 of the registrant's bylaws provides that the registrant shall have the power to indemnify any person who is or was a director, officer, employee or agent of the registrant or any person who is or was serving at the registrant's request as a director, officer, employee or agent of another corporation, subject to certain limitations. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or was serving at its request as a director, officer, employee or agent of another corporation, may be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant.

(c) Article Seventh of the registrant's Restated Articles of Incorporation provides that liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under California Law. Article Eighth of the registrant's Restated Articles of Incorporation further provides that the registrant is authorized to indemnify agents, as defined in California Corporations Code Section 317, in excess of the indemnification otherwise permitted by Section 317, subject to the limits set forth in California Corporations Code Section 204.

(d) Pursuant to authorization provided under the Restated Articles of Incorporation, the registrant has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California Law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. The indemnification agreements provide for the registrant to advance to the individual any and all reasonable expenses, including legal fees and expenses, incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The registrant's bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.


ITEM 8.   EXHIBITS.

Exhibit
Number    Exhibit
-------   -------

 4.1 Instruments Defining the Rights of Shareholders. Reference is made to the Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Form 10-KSB for the year ended December 31, 1996), the Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 of Form 10-QSB for the quarter ended September 30, 1998) and the Registration Statement on Form 8-A, filed with the SEC on November 14, 1983, and the Registration Statement on From 8-A, filed with the SEC on October 7, 1998, respectively, together with all exhibits thereto (incorporated by reference to Items 3(d) and (e) of this Registration Statement).

 5.1      Opinion and Consent of Brobeck, Phleger & Harrison LLP.

23.1 Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1 of this Registration Statement on Form S-8).

23.2      Consent of Independent Accountants.

24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement on Form S-8.

99.1      1998 Stock Option Plan.

99.2      Form of Non-Qualified Stock Option Agreement.


ITEM 9.   UNDERTAKINGS.

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the registrant's directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 1, 1999.

                                     SYNBIOTICS CORPORATION

                                     By: /s/ Kenneth M. Cohen
                                        --------------------------
                                     Kenneth M. Cohen
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth M. Cohen and Michael K. Green, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                   DATE
---------                                       -----                                   ----
/s/ Kenneth M. Cohen         Chief Executive Officer, President and Director        March 1, 1999
--------------------------   (Principal Executive Officer)
Kenneth M. Cohen

/s/ Michael K. Green         Chief Financial Officer and Vice President - Finance   March 1, 1999
---------------------------  (Principal Financial Officer)
Michael K. Green

/s/ Keith A. Butler          Chief Accounting Officer and Corporate Controller      March 1, 1999
---------------------------  (Chief Accounting Officer)
Keith A. Butler

/s/ Patrick Owen Burns       Director                                               March 1, 1999
---------------------------
Patrick Owen Burns

/s/ James C. DeCesare        Director                                               March 1, 1999
---------------------------
James C. DeCesare

/s/ Brenda D. Gavin          Director                                               March 1, 1999
---------------------------
Brenda D. Gavin

/s/ M. Blake Ingle           Director                                               March 1, 1999
---------------------------
M. Blake Ingle

/s/ Skip Klein               Director                                               March 1, 1999
---------------------------
Skip Klein

/s/ Donald E. Phillips       Director                                               March 1, 1999
---------------------------
Donald E. Phillips

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS
                                       TO
                                    FORM S-8
                                     UNDER
                             SECURITIES ACT OF 1933



                             SYNBIOTICS CORPORATION

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number    Exhibit
-------   -------
    4.1   Instruments Defining the Rights of Shareholders.  Reference is made to the Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Form 10-KSB for the year ended December 31, 1996), the Certificate of Amendment of Articles of Incorporation
          (incorporated by reference to Exhibit 3.1.1 of Form 10-QSB for the quarter ended
          September 30, 1998) and the Registration Statement on Form 8-A, filed with the SEC on
          November 14, 1983, and the Registration Statement on From 8-A, filed with the SEC on
          October 7, 1998, respectively, together with all exhibits thereto (incorporated by reference to
          Items 3(d) and (e) of this Registration Statement).
    5.1   Opinion of Brobeck, Phleger & Harrison LLP.
   23.1   Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1).
   23.2   Consent of Independent Accountants.
   24.1   Power of Attorney.  Reference is made to the signature page of this Registration Statement.
   99.1   1998 Stock Option Plan.
   99.2   Form of Non-Qualified Stock Option Agreement.